Advisors Asset Management, Inc.

Investment Advisers Act of 1940

and

Investment Company Act of 1940

Code of Ethics

AAM Code of Ethics February 8 2019

Introduction

Conflicts of interest can arise when certain personnel, officers and directors (e.g., those who may have knowledge of impending investment company or investment advisory client transactions) engage in personal investment activities. These conflicts arise because such personnel may have the opportunity to profit from information about investment company or investment advisory transactions, often to the detriment of investors or clients.

Section 17(j) of the Investment Company Act of 1940 (the “1940 Act”) and Rule 17j-1 thereunder are intended to address the potential conflicts arising from the personal investment activities of investment company personnel, officers and directors, including an investment company’s principal underwriter. Rule 17j-1, among other things, (a) prohibits fraudulent, deceptive or manipulative acts by investment company affiliates and certain other persons in connection with their personal transactions in securities held or to be acquired by the investment company, (b) requires investment companies and principal underwriters to adopt codes of ethics reasonably designed to prevent their access persons from engaging in conduct prohibited by the rule, (c) requires such access persons to periodically report their securities holdings and personal securities transactions, (d) requires that certain investment personnel receive pre-approval before investing in certain securities offerings and (e) provides certain recordkeeping and other administrative requirements.

Similarly, Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act”) is intended to prevent the misuse of material, non-public information in violation of the Advisers Act. Rule 204A-1 thereunder, among other things, requires an investment adviser registered under the Advisers Act to establish, maintain and enforce a written code of ethics that, at a minimum, includes: (a) a standard of business conduct which reflects its fiduciary obligations and those of its supervised persons; (b) provisions requiring the adviser’s supervised persons to comply with applicable federal securities laws; (c) provisions requiring the adviser’s access persons to periodically report their securities holdings and personal securities transactions; (d) provisions requiring supervised persons to report any violations of the adviser’s code of ethics promptly to the adviser’s chief compliance officer or his or her designee; and (e) provisions requiring the adviser to provide each of its supervised persons with a copy of its code of ethics and receive written acknowledgement of receipt.

Advisors Asset Management, Inc. (“AAM”) is an investment adviser registered under the Advisers Act. AAM also acts as depositor and/or principal underwriter for current and future series of unit investment trusts (each a “Trust”) and must adopt a code of ethics on behalf of itself and each Trust pursuant to Rule 17j-1 under the 1940 Act. Accordingly, AAM and each Trust have each adopted this code of ethics (the “Code”) in order to comply with the applicable Advisers Act and 1940 Act code of ethics requirements.

AAM also serves as investment adviser to certain series of the Investment Managers Series Trust (“IMST”) which are registered open-end investment companies (each a “Mutual Fund”). The board of trustees for IMST has adopted a code of ethics covering IMST and each Mutual Fund (the “IMST Code of Ethics”). AAM, as adviser to the Mutual Funds, and certain officers and personnel designated in the IMST Code of Ethics are also subject to aspects of the IMST Code of Ethics. The IMST Code of Ethics addresses AAM’s obligations under Section 17(j) and Rule 17j- 1 under the 1940 Act with respect to the Mutual Funds. The IMST compliance officer is responsible for monitoring AAM and relevant AAM personnel’s compliance with the IMST Code of Ethics and reporting any material violations to the IMST board.

AAM also serves as investment adviser to certain series of ETF Series Solutions (“ESS”) which are registered open-end investment companies that operate as exchange-traded funds (each an “ETF”). The board of trustees for ESS has adopted a code of ethics covering ESS and each ETF (the “ESS Code of Ethics”). AAM, as adviser to the ETFs, and certain officers and personnel designated in the ESS Code of Ethics are also subject to aspects of the ESS Code of Ethics. The ESS Code of Ethics addresses AAM’s obligations under Section 17(j) and Rule 17j-1 under the 1940 Act with respect to the ETFs. The ESS compliance officer is responsible for monitoring AAM and relevant AAM personnel’s compliance with the ESS Code of Ethics and reporting any material violations to the ESS board.

The ETFs and Mutual Funds are collectively referred to herein as the “Funds” and each a “Fund”.

It should be noted that this Code is applicable to all personnel, officers and directors of AAM, unless otherwise indicated. The Code addresses personal transactions in securities within the context of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder and Section 204 of the Advisers Act and Rule 204A-1 thereunder. The Code does not encompass all possible areas of potential liability under the federal securities laws, including the 1940 Act and the Advisers Act. For instance, the federal securities laws preclude investors from trading on the basis of material, nonpublic information or communicating this information in breach of a fiduciary duty (i.e. “insider trading” or “tipping”). Other provisions of the 1940 Act address transactions involving investment companies and their affiliated persons (such as an investment adviser) which may involve fraud or raise other conflict issues. For example, Section 17(a) of the 1940 Act generally prohibits sales or purchases of securities or other property between a registered investment company and an affiliated person and Section 17(d) and Rule 17d-1 thereunder generally prohibit an affiliated person of a registered investment company (or an affiliated person of such person) from participating in any joint enterprise, arrangement, or profit sharing plan with the investment company absent an exemptive order from the Securities and Exchange Commission (the “SEC”). Accordingly, persons covered by this Code are advised to seek advice before engaging in any transactions, other than the purchase or redemption of Trust units, Fund shares or the regular performance of their normal business duties, if the transaction directly or indirectly involves themselves and a Client (as defined below).

I.	Statement of General Principles

The Code is based upon the principle that officers, directors and employees of AAM owe a fiduciary duty to Clients, to conduct their personal securities transactions in a manner which does not interfere with a Client’s transactions or otherwise take unfair advantage of their relationship to a Client. In accordance with this general principle, all AAM personnel should: (1) at all times place the interests of Clients first; (2) conduct all personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

All AAM personnel, officers and directors must at all times comply with applicable federal securities laws, including the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any applicable rules adopted thereunder by the SEC or the Department of the Treasury. AAM, its personnel, officers, directors and its affiliates shall not, in connection with the purchase or sale, directly or indirectly, of a Covered Security (as defined below) held or to be acquired by a Client (which includes (a) any Covered Security which, within the most recent fifteen (15) days (i) is or has been held by a Client or (ii) is being or has been considered by a Client or AAM for purchase by a Client; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above under “(a)”):

1.      employ any device, scheme or artifice to defraud a Client;

2.      make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading;

3.      engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client; or

4.      engage in any manipulative practice with respect to a Client.

Persons covered by this Code must adhere to its general principles as well as comply with the Code’s specific provisions. It bears emphasis that technical compliance with the Code’s procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of an individual’s fiduciary duties to a Client. In addition, a violation of the general principles of the Code may constitute a punishable violation.

Section II.           Definitions

When used in this Code, the following terms have the meanings described below:

A.     “1940 Act” shall mean the Investment Company Act of 1940.

B.     “AAM” shall mean Advisors Asset Management, Inc.

C.     “Access Person” shall mean:

1.	Any Advisory Person;

2.	Any Supervised Persons; and

4.	Any officer, director or partner of AAM.

A list of Access Persons is maintained by the Compliance Officer. All AAM personnel should assume they are an Access Person and act in accordance with the requirements set forth in this Code applicable to Access Persons unless they have received verification from the Compliance Officer that they are not deemed to be an Access Person.

D.     “Advisers Act” means the Investment Advisers Act of 1940.

E.     “Advisory Person” shall mean:

1.      Any director, officer, general partner or employee of AAM (or any company in a Control relationship with a Trust or AAM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Trust or by a Client or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2.      Any natural person in a Control relationship to a Trust or AAM who obtains information concerning recommendations made to such Trust with regard to the purchase or sale of Covered Securities by such Trust.

F.     “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Exchange Act in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

G.     “Client” shall mean any investment advisory client of AAM (including the Funds) and any Trust.

H.     “Code” shall mean this Code of Ethics.

I.      “Compliance Officer” shall be the Chief Compliance Officer of AAM or his/her designees. A list of the Compliance Officer and his/her designee(s) is attached as Exhibit B.

J.       “ComplySci” shall mean AAM’s personal trading vendor set up to electronically receive and record all personal securities transactions by Access persons described herein.

K.     “Control” shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

L.     “Covered Security” shall mean any stock, bond, debenture, evidence of indebtedness or in general any other instrument defined to be a security in Section 2(a)(36) of the 1940 Act or in Section 202(a)(18) of the Advisers Act except that it shall not include shares of registered open-end investment companies (other than the Funds), direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements.

M.     “ESS” shall have the meaning provided in the “Introduction” section of this Code.

N.     “ESS Code of Ethics” shall have the meaning provided in the “Introduction” section of this Code.

O.     “ETF” shall have the meaning provided in the “Introduction” section of this Code.

P.      The “Funds” shall have the meaning provided in the “Introduction” section of this Code.

Q.     “IMST” the Investment Managers Series Trust.

R.     “IMST Code of Ethics” shall have the meaning provided in the “Introduction” section of this Code.

S.     “Initial Public Offering” shall mean an offering of securities registered under the Securities Act the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

T.     “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

U.     “Mutual Funds” shall have the meaning provided in the “Introduction” section of this Code.

V.     References to “purchase or sale” of a security throughout this Code includes, among other things, the writing of an option to purchase or sell such security.

W.     “SEC” shall mean the U.S. Securities and Exchange Commission.

X.     “Supervised person” means any partner, officer or director (or other persons occupying a similar status or performing similar functions) or employee of AAM, or any other person who provides investment advice on behalf of AAM and is subject to AAM’s supervision and control who has access to nonpublic information regarding any Client’s purchase or sale of any securities or nonpublic information regarding the portfolio holdings of any Trust or Fund, who is involved in making securities recommendations to Clients, or who has access to such Client recommendations that are nonpublic.

Y.     “Trust” shall have the meaning provided in the “Introduction” section of this Code.

III.	Prohibited Activities

A.     An Access Person shall not purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (i) is being considered for purchase or sale (i.e. when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person considers making such recommendation) by a Client; or (ii) is being purchased or sold by a Client.

Without limiting the generality of the foregoing (i) no Access Person may purchase or sell any Covered Security within seven (7) calendar days before or after a Client, which he or she supervises or advises, trades in that security; and (ii) no Access Person shall purchase or sell any Covered Security on the same day there is a pending buy or sell order in that security by a Client. Trades made in violation of this prohibition shall be unwound or, if that is impracticable, any profits must be disgorged to a charitable organization.

B.     An Access Person shall not acquire directly or indirectly beneficial ownership in securities pursuant to a Limited Offering or Initial Public Offering without prior approval from the Compliance Officer described in Section V below. Trades made in violation of this prohibition shall be unwound or, if that is impracticable, any profits must be disgorged to a charitable organization.

C.     An Access Person shall not profit in the purchase and sale (or sale and purchase) of the same (or equivalent) security where the sale and purchase occurred within sixty (60) calendar days of each other. Trades made in violation of this prohibition shall be unwound or, if that is impracticable, any profits must be disgorged to a charitable organization.

D.     An Access Person shall not receive any gift or other thing of more than de minimis value (i.e., with a value equal to or less than $100) from any person or entity that does business with or on behalf of a Fund or Trust.

E.     An Access Person shall not serve on the board of directors of a publicly traded company without prior authorization by the Compliance Officer. An Access Persons may submit a request for authorization and such request shall state the position sought, the reason service is desired and any possible conflicts of interest known at the time of the request. No such position shall be accepted without the prior clearance by the Compliance Officer. Service may be cleared by the Compliance Officer only if the Compliance Officer determines that service in that capacity would not be inconsistent with the interests of a Client. In addition, Access Persons who receive authorization to serve in such a capacity must be isolated through “Chinese Wall” procedures from making investment decisions regarding securities issued by the entity involved.

IV.	Exempted Transactions

The prohibitions of Section III.A and III.C of this Code shall not apply to:

A.     Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

B.      Purchases or sales of securities which are not eligible for purchase or sale by any Client;

C.      Purchases or sales of securities of companies with a market capitalization of $500 million or more;

D.     Purchases or sales which are non-volitional on the part of either the Access Person or Client (e.g., transactions in corporate mergers, stock splits, tender offers);

E.      Purchases which are part of a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (which includes dividend reinvestment plans);

F.      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

G.      Purchases or sales which receive the prior approval of the Compliance Officer because they are only remotely potentially harmful to a Client, or because they clearly are not related economically to the securities to be purchased, sold or held by a Client.

V.	Compliance Procedures

A.	Pre-Clearance.

All Access Persons must receive prior approval of their personal investment transactions in Covered Securities from the Compliance Officer. A request for approval, made through the ComplySci application, shall state the title and principal amount of the security proposed to be purchased or sold, the nature of the transaction, and the price at which the transaction is proposed to be effected. Any approval shall be valid for three (3) business days. In determining whether approval should be granted, the Compliance Officer should consider:

1.      whether the investment opportunity should be reserved for a Client; and

2.      whether the opportunity is being offered to an individual by virtue of his/her position with respect to a Client or AAM’s relationship with a Client.

In the event approval is granted, the Access Person must disclose the investment when he/she plays a role in any Client’s subsequent investment decision regarding the same issuer. In such circumstances, the decision to purchase or sell securities of the issuer will be subject to an independent review by the Compliance Officer.

The pre-clearance requirement shall not apply to Exempted Transactions listed in Section IV. However, this exception does not eliminate or modify the requirement that an Access Person receive pre-approval before acquiring securities in a Limited Offering or Initial Public Offering, as required under Section III.B above.

B.	Reporting Requirements.

Unless excepted under Section V.C, each Access Person must report to the Compliance Officer the following:

1.        Initial Holdings Reports. No later than ten (10) days after the person becomes an Access Person, the following information (which information must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person) either through the ComplySci application or in the form provided by the Compliance Officer upon request:

a.       the title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

b.       the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

c.       the date that the report is submitted by the Access Person.

2.       Quarterly Transaction Reports. No later than thirty (30) days after the end of the calendar quarter, the following information either through the ComplySci application or in the form provided by the Compliance Officer upon request:

a.       With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

1.      the date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

2.      the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.      the price of the Covered Security at which the transaction was effected;

4.      the name of the broker, dealer or bank with or through which the transaction was effected; and

5.      the date that the report is submitted by the Access Person.

b.       With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

1.      the name of the broker, dealer or bank with whom the Access Person established the account;

2.      the date the account was established; and

3.      the date that the report is submitted by the Access Person.

c.       In addition to the above, every Access Person shall direct his or her broker or brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts involving Covered Securities in which such Access Person acquires or foregoes direct or indirect beneficial ownership. Such duplicate confirmations and periodic statements received during the prescribed period shall satisfy the reporting requirements set forth in this paragraph if all the information required to be included in the quarterly transaction report is contained in the broker confirmations or account statements. The foregoing requirement regarding duplicate confirmations and statements do not apply to accounts held at or managed by AAM or where such Access Person with respect to holdings and transactions in accounts which are already accessible to the Compliance Officer through ComplySci which has been set up to electronically receive and record all personal securities transactions by Access Persons. Access Persons are required to notify the Compliance Officer, through the ComplySci application, of the existence of all brokerage accounts which the Access Person has a beneficial interest in. The failure to do so is a violation of this Code of Ethics and will subject the Access Person to disciplinary measures deemed appropriate. In the event that ComplySci does not capture an electronic feed from a brokerage firm which holds the account of an Access Person, such person is required to supply AAM with duplicate monthly, quarterly and annual statements for those firms, and other information that may be requested by AAM and ComplySci will upload all transactions and holdings into its’ system so that the Compliance Officer will have access to all transactions.

3.       Annual Holdings Report. No later than thirty (30) days after the end of the calendar year the following information (which information must be current as of a date no more than forty-five (45) days before the report is submitted) either through the ComplySci application or in the form provided by the Compliance Officer upon request:

a.       the title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b.       the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

c.       the date that the report is submitted by the Access Person.

C.	Exceptions to Reporting Requirements.

1.       An Access Person need not make a report under Section V.B of this Code with respect to holdings and transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control.

2.       An Access Person need not make a report under Section V.B of this Code with respect to holdings and transactions in accounts which are already accessible to the Compliance Officer through ComplySci, the firm’s third party personal trading vendor, which has been set up to electronically receive and record all personal securities transactions by Access Persons Access Persons are required to notify the Compliance Officer, through the ComplySci application, of the existence of all brokerage accounts which the Access Person has a beneficial interest in. The failure to do so is a violation of this Code of Ethics and will subject the Access Person to disciplinary measures deemed appropriate. In the event that ComplySci does not capture an electronic feed from a brokerage firm which holds the account of an Access Person, such person is required to supply AAM with duplicate monthly, quarterly and annual statements for those firms, and other information that may be requested by AAM and ComplySci will upload all transactions and holdings into its’ system so that the Compliance Officer will have access to all transactions.

3.       An Access Person need not make a quarterly transaction report Compliance Officer under Section V.B.2 of this Code with respect to transactions effected pursuant to a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (which includes dividend reinvestment plans).

4.       An Access Person need not make a quarterly transaction report with respect to transactions effected in an account held at or managed by AAM.

D.	Certification.

1.       All Access Persons shall certify upon receipt of the Code (in the form of Exhibit C):

a.       They have read and understood the Code and recognize that they are subject thereto; and

b.       They will comply with the requirements of the Code and disclose or report all personal securities transactions required to be disclosed or reported pursuant to the Code.

2.       All Access Persons shall certify annually (in the form of Exhibit D or such other form designated by the Compliance Officer) that:

a.       They have read and understood the Code and recognize that they are subject thereto; and

b.       They have complied with the requirements of the Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

E.	Duties of the Compliance Officer.

1.       Ongoing Review. The Compliance Officer will review the reports submitted under Section V.B on a periodic basis for violations of Access Persons’ obligations under the Code. The Compliance Officer will use ComplySci, the firm’s third party personal trading vendor, which has been set up to electronically receive and record all personal securities transactions by Access Persons. Access Persons are required to notify the Compliance Officer, through the ComplySci application, of the existence of all brokerage accounts which the Access Person has a beneficial interest in. The failure to do so is a violation of this Code of Ethics and will subject the Access Person to disciplinary measures deemed appropriate. In the event that ComplySci does not capture an electronic feed from a brokerage firm which holds the account of an Access Person, such person is required to supply AAM with duplicate monthly, quarterly and annual statements for those firms, and other information that may be requested by AAM and ComplySci will upload all transactions and holdings into its’ system so that the Compliance Officer will have access to all transactions.

2.       Updates. The Compliance Officer will update its list of Access Persons on an ongoing basis and notify those persons of changes in status (including when a person becomes an Access Person). Employees of AAM are instructed to assume they are Access Persons unless they have been specifically informed otherwise by the Compliance Officer.

3.       Annual Review. At least annually, the Compliance Officer will review the performance of AAM and its Access Persons with respect to the Code requirements and review the Code for continued adequacy. The Compliance Officer will make a report of each such review.

4.       Recordkeeping. The Compliance Officer or his designee shall maintain all records described under Section XI of the Code.

5.       Adoption and Certification. The Compliance Officer will ensure the Code has been adopted by AAM and the Trusts and document that adoption by certificate in the form of Exhibit A.

VI.	Adoption, Approval and Administration

AAM believes that this Code is reasonably designed to prevent Access Persons from engaging in fraudulent activities prohibited by this Code, Section 17(j) of the 1940 Act and Rule 17j-1 thereunder and Section 204A of the Advisers Act and Rule 204A-1 thereunder and that the Code correspondingly sets forth a standard of business conduct reflecting its fiduciary obligations. AAM, on behalf of itself, and for the Trusts as their depositor and principal underwriter, has adopted this Code. AAM and the Trusts shall use reasonable diligence to institute procedures reasonably necessary to prevent its Access Persons from violating this Code.

VII.	Violations and Sanctions

Access Persons are required to report any violations of this Code promptly to the Compliance Officer or his or her designee. Upon discovery of a violation of this Code, including either violations of the enumerated provisions or the general principles provided, AAM may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

VIII.	Amendment to this Code

AAM must approve any material change to this Code no later than six (6) months after the adoption of any material change. The Compliance Officer will provide the amended Code to all AAM employees and other Access Persons. Upon receipt of any amended Code, AAM employees and other Access Persons shall certify that they have read and understood the amendments to Code and recognize that they are subject thereto. The form of such certification is included in this Code as Exhibit E.

IX.	Imst Code of Ethics

AAM acknowledges that, as adviser to the Mutual Funds, it and certain directors, officers and personnel designated in the provisions of the IMST Code of Ethics are subject to the IMST Code of Ethics. The Compliance Officer will distribute the relevant sections of the IMST Code of Ethics to such AAM directors, officers and personnel. The IMST Code of Ethics addresses AAM’s obligations under Section 17(j) and Rule 17j-1 under the 1940 Act with respect to the Mutual Funds. Compliance Officer will act as the Fund Compliance Officer (as defined in the IMST Code of Ethics) and maintains responsibility for monitoring AAM and the relevant AAM director, officer and other personnel’s compliance with the IMST Code of Ethics and reporting any material violations to the IMST board. “Access Persons” under the IMST Code of Ethics definition may satisfy their reporting obligations by providing access to all holdings and transactional information required to be reported under the IMST Code of Ethics using through ComplySci, the firm’s third party personal trading vendor, which has been set up to electronically receive and record all personal securities transactions by Access Persons. Access Persons are required to notify the Compliance Officer, through the ComplySci application, of the existence of all brokerage accounts which the Access Person has a beneficial interest in. The failure to do so is a violation of this Code of Ethics and will subject the Access Person to disciplinary measures deemed appropriate. In the event that ComplySci does not capture an electronic feed from a brokerage firm which holds the account of an Access Person, such person is required to supply AAM with duplicate monthly, quarterly and annual statements for those firms, and other information that may be requested by AAM and ComplySci will upload all transactions and holdings into its’ system so that the Compliance Officer will have access to all transactions. The Compliance Officer will satisfy all obligations of the IMST compliance officer.

X.	Ess Code of Ethics

AAM acknowledges that, as adviser to the ETFs, it and certain directors, officers and personnel designated in the provisions of the ESS Code of Ethics are subject to the ESS Code of Ethics. The Compliance Officer will distribute the relevant sections of the ESS Code of Ethics to such AAM directors, officers and personnel. The ESS Code of Ethics addresses AAM’s obligations under Section 17(j) and Rule 17j-1 under the 1940 Act with respect to the ETFs. Compliance Officer will act as the Fund Compliance Officer (as defined in the ESS Code of Ethics) and maintains responsibility for monitoring AAM and the relevant AAM director, officer and other personnel’s compliance with the ESS Code of Ethics and reporting any material violations to the ESS board. “Access Persons” under the ESS Code of Ethics definition may satisfy their reporting obligations by providing access to all holdings and transactional information required to be reported under the ESS Code of Ethics using through ComplySci, the firm’s third party personal trading vendor, which has been set up to electronically receive and record all personal securities transactions by Access Persons. Access Persons are required to notify the Compliance Officer, through the ComplySci application, of the existence of all brokerage accounts which the Access Person has a beneficial interest in. The failure to do so is a violation of this Code of Ethics and will subject the Access Person to disciplinary measures deemed appropriate. In the event that ComplySci does not capture an electronic feed from a brokerage firm which holds the account of an Access Person, such person is required to supply AAM with duplicate monthly, quarterly and annual statements for those firms, and other information that may be requested by AAM and ComplySci will upload all transactions and holdings into its’ system so that the Compliance Officer will have access to all transactions. The Compliance Officer will satisfy all obligations of the ESS compliance officer.

XI.	Recordkeeping

AAM, on behalf of itself and the Trusts, will maintain the following reports and records accessible from the location of its Compliance Officer and will make these records available to the SEC if requested for reasonable periodic, special or other examination:

A.     A copy of the Code (and any prior codes of ethics in place within the past five years);

B.     A record of any violation of the Code, and of any action taken as a result of the violation within the past five years;

C.     A copy of all information provided under Section V.B in the past five years;

D.     A record of all persons, currently or within the past five years, who are or were required to make reports under Section V.B.;

E.     A record of anyone who has acted as Compliance Officer within the past five years;

F.     Reports of each of the Compliance Officer’s annual reviews (described in Section V.E.3.) from the past five years; and

G.     A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities described under Section IV.B (Limited Offerings or Initial Public Offerings).

XII.	FOR MORE INFORMATION

If you have questions about our Code of Ethics and/or to obtain a copy of the Code of Ethics, contact the CCO at (800) 697-7220.

Dated: February 8, 2019

Exhibit A

Certificate of Code of Ethics Adoption

I, John Webber, the Chief Compliance Officer of Advisors Asset Management, Inc. (“AAM”) certify that AAM and the unit investment trusts sponsored by AAM have adopted the AAM Code of Ethics dated February 8, 2019

Dated: February 8, 2019

Signature

Exhibit B

Compliance Officer and Designee (as of February 6, 2018)

The following is the Chief Compliance Officer and his/her designee(s) responsible for reviewing reports submitted under the Advisors Asset Management, Inc. Code of Ethics:

John Webber, CCO

Joseph Natoli, VP Compliance

Linda North, Compliance Officer

Shelley Smith, Compliance Officer

Angela Day, Administrative Assistant

Exhibit C

Acknowledgment of Receipt of Code of Ethics

I acknowledge that I have received the Advisors Asset Management, Inc. Code of Ethics (the “Code”) dated February 6, 2018, and represent:

1.	I have read and understood the Code and recognize that I am subject to its provisions.

2.	I will engage in all reporting and pre-clearing described in the Code.

3.	I will comply with the Code in all other respects.

Signature

Print Name

Dated: ____________________________

Exhibit D

Annual Certification of Compliance with the Code of Ethics

I certify that during the past year:

1.    I have read and understood the Advisors Asset Management, Inc. Code of Ethics (the “Code”) and recognize that I am subject to its provisions.

2.	I have engaged in all reporting and pre-clearing described in the Code.

3.	I have complied with the Code in all other respects.

Signature

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Dated: ____________________________

Exhibit E

Certification of Receipt of Amended Code of Ethics

I acknowledge that I have received the amended Advisors Asset Management, Inc. Code of Ethics (the “Code”) dated ________, 20___ and represent:

1.	I have read and understood the Code and recognize that I am subject to its provisions.

2.	I will engage in all reporting and pre-clearing described in the Code.

3.	I will comply with the Code in all other respects.

Signature

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Dated: ____________________________